Exhibit 10.5

EXECUTION COPY

EXHIBIT D

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is made and entered into as of November 12, 2018, by and among Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), the stockholders of the Company listed on Schedule A hereto (the “Stockholders” and each individually a “Stockholder”), and InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”).

Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA (as defined below).

WHEREAS, Buyer, Madison Pharmaceuticals Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), and the Company have entered into a Stock Purchase and Merger Agreement, dated as of the date hereof (the “SPMA”);

WHEREAS, Buyer, the Company and the Stockholders are executing this Agreement contemporaneously with the execution of the SPMA;

WHEREAS, the Stockholders own Common Shares, Class A Preferred Shares or other Company Securities (together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by the Stockholders after the date hereof and prior to the Expiration Date (as defined below), including by reason of any share split, share dividend, reclassification, recapitalization, conversion or other transaction, and including any shares of Common Shares or Class A Preferred Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Shares or Class A Preferred Shares or warrants or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, obtaining the Requisite Stockholder Approval is a condition to the consummation of the Transactions; and

WHEREAS, as a condition to the willingness of the Company and Buyer to enter into the SPMA and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Specific Voting Agreement. From and after the Signing Date until the Expiration Date (as defined herein), the Stockholders irrevocably and unconditionally hereby agree that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders (the “Stockholders Meeting”), the Stockholders will (i) be present at such meeting, in person or represented by proxy, or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities:

(a) in favor of the Proposals (and, in the event that the Proposals are presented as more than one proposal, in favor of each proposal that is part of the Proposals), and in favor of any other matter presented or proposed as to approval of the Transactions or any part or aspect thereof or any other transactions or matters contemplated by the SPMA and the Ancillary Agreements, including but not limited to, any stockholder vote required by Section 251 of the DGCL;

(b) in favor of any proposal to adjourn or postpone the Stockholders Meeting to a later date if there are not sufficient votes for the Requisite Stockholder Approval on the date on which the Stockholders Meeting is held;

(c) against any Takeover Proposal, without regard to the terms of such Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the SPMA, the Ancillary Agreements or in competition or inconsistent with the Transactions and the other transactions or matters contemplated by the SPMA or the Ancillary Agreements;

(d) against any other action, agreement or transaction, that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Transactions or any of the other transactions contemplated by the SPMA or the Ancillary Agreements or the performance by the Stockholders of their obligations under the SPMA or this Agreement, including: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Transactions); (ii) a sale, lease or transfer of any material asset of the Company (other than the Transactions) or a reorganization, recapitalization or liquidation of the Company; (iii) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the SPMA or the Stockholders Agreement; (iv) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved in writing by Buyer; or (v) any other change in the Company’s corporate structure or business, except if approved in writing by Buyer;

(e) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the SPMA, or of the Stockholders contained in this Agreement;

2

(f) in favor of any other matter necessary or desirable to the consummation of the Transactions and any other transactions contemplated by the SPMA or the Ancillary Agreements; and

(g) (i) in favor of electing the Buyer Directors (as defined in the Stockholders Agreement) as members to the board of directors of the Company and (ii) against any action, proposal, transaction or agreement that would constitute a breach by the Company of Section 4 of the Stockholders Agreement; and

(h) Clauses (a)-(g) of this Section 1.1 are hereinafter referred to as the “Required Votes.”

Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

1.2.1 From and after the date hereof until the Expiration Date, the Stockholders hereby irrevocably and unconditionally grant to, and appoint, Buyer and any designee thereof as the Stockholders’ proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholders, to attend any and all Stockholders Meetings convened in connection with the SPMA, the Ancillary Agreements and the Proposals, to represent and otherwise act on behalf of the Stockholders in the same manner and with the same effect as if such Stockholders were personally present at any such Stockholders Meeting, to vote or cause to be voted (including by proxy or written consent, if applicable) the Securities in accordance with the Required Votes.

1.2.2 The Stockholders hereby represent that any proxies heretofore given in respect of the Securities, if any, are revocable, and hereby revoke such proxies.

1.2.3 The Stockholders hereby affirm that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the SPMA and the Ancillary Agreements, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholders under this Agreement. The Stockholders hereby further affirm that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable. If for any reason the proxy granted herein is not irrevocable, then the Stockholders agree, until the Expiration Date, to vote the Securities in accordance with the Required Votes, unless instructed otherwise by Buyer in writing. The parties agree that the foregoing is a voting agreement.

Section 1.3 General Voting Agreement. From and after the date hereof until the Expiration Date, the Stockholders irrevocably and unconditionally hereby agree that at any Stockholders Meeting, the Stockholders will (i) be present at such meeting, in person or represented by proxy, or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities in the same manner as Buyer shall vote its Common Shares (other than with respect to a proposal that would (a) adversely treat the holders of the Class A Preferred Shares as compared to the holders of Common Shares or (b) amend the terms of the Class A Preferred Shares in the certificate of incorporation of the Company (except in the case of clause (a) or (b) for any of the Transactions or any of the other transactions contemplated by the SPMA or the Ancillary Agreements)).

3

Section 1.4 Restrictions on Transfers. The Stockholders hereby agree that, from the date hereof until the earlier of (a) the consummation of the Merger and (b) the termination of the SPMA pursuant to and in compliance with the terms therein , they shall not, directly or indirectly, issue, buy, sell or otherwise subject to a security interest, pledge, hypothecation, mortgage or lien (or enter into any hedging arrangement or derivative transaction with respect to) any Securities (or any other shares of capital stock of the Company), nor shall they register, request registration of or take any action to begin the process of registering Securities for sale pursuant to a registration statement filed with the SEC.

Section 1.5 Inconsistent Agreements. The Stockholders hereby covenant and agree that, except for this Agreement, they (a) shall not, at any time while this Agreement remains in effect, enter into any voting agreement or voting trust with respect to the Securities or otherwise subject the Securities to any arrangement with respect to the voting of the Securities other than agreements entered into with Buyer, and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Securities.

Section 1.6 Board Action. The Stockholders hereby agree to cause any representatives of theirs on the board of the directors of the Company to vote on board actions of the Company in a manner consistent with this Agreement and the Ancillary Agreements.

Section 1.7 Miscellaneous. Immediately prior to the First Stage Closing, Fortress shall deliver to Buyer evidence of the resignation of three members of the board of directors of the Company to accommodate the appointment of the Buyer Directors (as defined in the Stockholders Agreement) effective as of the First Stage Closing. Immediately prior to the Second Stage Closing, Fortress shall deliver to Buyer (a) the General Release, duly executed by Fortress and (b) the resignation of each member of the board of directors of the Company designated by or Affiliated with Fortress.

ARTICLE II

NO SOLICITATION

Section 2.1 Restricted Activities. The Stockholders shall not (and shall cause their Affiliates not to), and shall not authorize or permit their Representatives to, and shall instruct each such Representative not to, directly or indirectly, (a) initiate, solicit or knowingly encourage or facilitate the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, (b) conduct or engage in any discussions or negotiations regarding, or that would reasonably be expected to lead to, any Takeover Proposal, (c) disclose any non-public information relating to the Company to, afford access to the business, properties, personnel, assets, books, or records of the Company to, or knowingly assist, participate in, facilitate, or encourage any effort by, any Person (other than Buyer and its Subsidiaries) in connection with or in response to or in circumstances that would reasonably be expected to lead to, any Takeover Proposal, (d) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute, regulation, restriction or provision of the DGCL, the laws of any other jurisdiction or any other Legal Requirement, the certificate of incorporation, bylaws, or other organizational or constitutive document or governing instruments of the Company, inapplicable to any Person (other than Buyer and its Subsidiaries), or to any transactions constituting or contemplated by a Takeover Proposal, or (e) resolve or agree to do any of the foregoing (the activities specified in clauses (a) through (e) being hereinafter referred to as the “Restricted Activities”). The Stockholders shall immediately cease and terminate any and all existing Restricted Activities.

4

Section 2.2 Notification. The Stockholders shall promptly (and in any event no later than 24 hours) notify Buyer of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, or any request for non-public information relating to the Company or for access to the business, properties, assets, books, or records of the Company by any third party. In such notice, the Stockholders shall identify the Person making, and details of the material terms and conditions of (along with the latest draft of, and all other related documents with respect to), any such Takeover Proposal, indication or request. The Stockholders shall keep Buyer reasonably informed on a prompt and timely basis of the status and material details of any such Takeover Proposal and with respect to any material change to the terms of any such Takeover Proposal within 24 hours of any such material change.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE STOCKHOLDERS

Section 3.1 Representations and Warranties. Each of the Stockholders represents and warrants to Buyer as follows:

(a)          With respect to any of the Stockholders that is a legal entity: (i) it is a legal entity duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its place of incorporation or organization, (ii) it is duly licensed and qualified to conduct its business in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such licensing or qualification, except where any such failures to be so qualified or licensed have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Stockholder to perform its obligations under or to consummate the transactions contemplated by this Agreement, and (iii) it holds all necessary corporate power and authority to own, license and operate its assets and properties, to conduct its business, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)          The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of its obligations hereunder have been duly authorized by all requisite action on the part of the Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery of this Agreement.

5

(c)        This Agreement has been duly executed and delivered by the Stockholder and constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(d)          The execution or delivery by the Stockholder of this Agreement or the performance by the Stockholder of its obligations under this Agreement will not (i) result in any breach of any provision of the Stockholder’s certificate of incorporation or bylaws (if applicable), (ii) result in any breach of, require (with or without notice or lapse of time or both) any payment, consent or notice or constitute a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under any Contract or order or judgment to which the Stockholder is a party or by which it or its assets are bound, (iii) result in the creation of an Encumbrance, or (iv) violate any applicable Legal Requirement, other than, in the case of clauses (ii) through (iv), such breaches, defaults or violations that have not had, or are not reasonably likely to have, a material adverse effect on the ability of the Stockholder to perform its obligations under or to consummate the transactions contemplated by this Agreement.

(e)          The Stockholder owns, beneficially and of record, or controls that number of shares of Common Shares, Class A Preferred Shares or other Securities as shown on Schedule A hereto.

(f)          Except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the “blue sky” laws of the various states of the United States, the Stockholder owns, beneficially and of record, or controls all of the Securities free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created by this Agreement) and have sole voting power with respect to the Securities and sole power of disposition with respect to all of the Securities, with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto, and no person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Securities.

Section 3.2 Covenants. The Stockholders hereby:

(a) irrevocably waive, and agree not to exercise, any rights of appraisal or rights of dissent from the Merger that the Stockholders may have with respect to the Securities;

(b) agree to promptly notify the Company and Buyer of the number of any new Securities acquired by the Stockholders after the date hereof and prior to the Expiration Date. Any such Securities shall be subject to the terms of this Agreement as though owned by the Stockholders on the date hereof;

(c) agree to permit the Company to publish and disclose in the Proxy Statement the Stockholders’ identities and ownership of the Securities and the nature of the Stockholders’ commitments, arrangements and understandings under this Agreement; and

6

(d) shall and do authorize Buyer or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such shares), provided that Buyer or its counsel further notifies the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Securities following the Expiration Date.

ARTICLE IV

TERMINATION

For purposes of this Agreement, “Expiration Date” means the earlier of (a) the consummation of the Merger and (b) (i) in the case of the matters covered by Section 1.1(a) through (f), Section 1.1(h) to the extent that it relates to Section 1.1(a) through (f), Section 1.2 to the extent that it relates to Section 1.1(a) through (f), Section 1.3, Section 1.4, Section 1.5 to the extent that it relates to Section 1.1(a) through (f), Section 1.6 to the extent that it relates to Section 1.1(a) through (f), Section 1.7, Article II, Section 3.2(a), Section 3.2(b) to the extent that it relates to Section 1.1(a) through (f), Section 3.2(c) to the extent that it relates to Section 1.1(a) through (f) and Section 3.2(d), the termination of the SPMA pursuant to and in compliance with the terms therein and (ii) in the case of the matters covered by Section 1.1(g), Section 1.1(h) to the extent that it relates to Section 1.1(g), Section 1.2 to the extent that it relates to Section 1.1(g), Section 1.5 to the extent that it relates to Section 1.1(g), Section 1.6 to the extent that it relates to Section 1.1(g), Section 3.2(b) to the extent that it relates to Section 1.1(g) and Section 3.2(c) to the extent that it relates to Section 1.1(g), the termination of Buyer’s rights under Section 2 of the Stockholders Agreement. This Agreement shall terminate and be of no further force or effect on the earlier of (a) the consummation of the Merger and (b) the termination of Buyer’s rights under Section 2 of the Stockholders Agreement; provided that any breach hereof prior to such termination shall survive such termination. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Entire Agreement. This Agreement, together with the Schedules and all other documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement, with the exception of the Confidentiality Agreement, to which Section 5.8 applies. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto.

Section 5.2 Transaction Costs. Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.

Section 5.3 Modifications. Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

7

Section 5.4 Notices. Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):

If to the Company:

Avenue Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Dr. Lucy Lu, M.D.

Email: llu@avenuetx.com

With a copy (which shall not constitute notice) to:

Alston & Bird LLP

90 Park Avenue, 12th Floor

New York, NY 10016

Attn: Mark McElreath

Email: mark.mcelreath@alston.com

If to Buyer:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

A.S. Kumar, Esq.

Global General Counsel

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: as.kumar@cipla.com and cosecretary@cipla.com

8

With a copy (which shall not constitute notice) to:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

Nishant Saxena

Global Chief Strategy Officer

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: nishant.saxena@cipla.com

With a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004-1482

Attn: Kenneth A. Lefkowitz

Email: ken.lefkowitz@hugheshubbard.com

If to Fortress:

Fortress Biotech, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Lindsay Rosenwald, M.D.

Email: lrosenwald@fortressbiotech.com

If to Dr. Lucy Lu:

Avenue Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Dr. Lucy Lu

Email: llu@avenuetx.com

or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 5.4, which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.

Section 5.5 Public Announcements. Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.

9

Section 5.6 Severability. Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent. The remaining provisions of this Agreement will continue to be binding and in full force and effect.

Section 5.7 Assignment. No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party. Any assignment or delegation made without such consent will be void. Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.

Section 5.8 Confidentiality Agreement. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and will continue in full force and effect until expiration or termination in accordance with the terms therein.

Section 5.9 Governing Law. This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.

Section 5.10 Specific Performance. Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any remedy to which such other party may be entitled under Section 5.11, provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 5.11 can be sought from any court of competent jurisdiction. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

10

Section 5.11 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.4  or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 5.11; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 5.12 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT or the transactions contemplated hereby. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.12.

Section 5.13 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

11

Section 5.14 Counterparts; Facsimile Signature. This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument. Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.

Section 5.15 Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.

Section 5.16 Interpretation. (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[Signature Pages Follow]

12

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

COMPANY:

Avenue Therapeutics, Inc.

By:	/s/ Lucy Lu
Name: Lucy Lu
Title: CEO

BUYER:

InvaGen Pharmaceuticals Inc.

By:	/s/ Deepak Agarwal
Name: Deepak Agarwal
Title: CFO

STOCKHOLDERS:

FORTRESS BIOTECH, INC.

By:	/s/ Lindsay A. Rosenwald
Name: Lindsay A. Rosenwald
Title: President and CEO

/s/ Lucy Lu
Lucy Lu

[Signature Page to Voting and Support Agreement]

Schedule A

Stockholder Ownership

Name	Common Shares	Class A Preferred Shares	Restricted Stock Issuances	Restricted Stock Units	Total
Fortress Biotech, Inc.	3,590,096	250,000	–	–	3,840,096
Lucy Lu	175,001	–	158,332	465,000	798,333

[Schedule A to Voting and Support Agreement]